Exhibit 99.1

SCHWAB REPORTS FIRST QUARTER RESULTS
March Core Net New Assets Equaled $45 Billion – Annualized Growth Rate of 6%
Total Client Assets Reached A Record $9.1 Trillion, Up 20% Year-Over-Year
Expanded Profitability With GAAP Pre-Tax Margin of 37.9%; 40.9% Adjusted (1)

WESTLAKE, Texas, April 15, 2024 – The Charles Schwab Corporation reported first quarter 2024 net revenues of $4.7 billion, reflecting a quarter-over-quarter increase of 6%. Net income for the quarter totaled $1.4 billion, or $.68 diluted earnings per common share. Excluding $140 million of pre-tax transaction-related and restructuring costs, adjusted (1) net income and diluted common earnings per share equaled $1.5 billion and $.74, respectively.

Client Driven Growth	$96 Billion 1Q24 Core Net New Assets
“Against an improved macroeconomic backdrop, clients entrusted us with $96 billion in core net new assets – including $45 billion in March alone. At the same time, solid investor engagement contributed to over 1 million new brokerage account openings during the quarter.”
Co-Chairman and CEO Walt Bettinger

Modern Wealth Solutions	$14 Billion Net Inflows to Managed Investing Solutions
“Momentum across our array of wealth solutions continued through the first quarter. Led by record flows into our premier fee-based solution, Schwab Wealth AdvisoryTM, net inflows increased 60% versus the prior year period.”
Co-Chairman and CEO Walt Bettinger

Diversified Operating Model	~ 500 basis points Adjusted Pre-Tax Margin Expansion (1) (versus 4Q23)
“Our balanced approach to expense management helped enable pre-tax profit margins to expand sequentially to 37.9% – 40.9% adjusted (1) – while continuing to make investments to support long-term growth.”
CFO Peter Crawford

Balance Sheet Management	8.8% Tier 1 Leverage Ratio 5.3% Adj. Tier 1 Leverage Ratio (1)
“Organic earnings and a smaller balance sheet bolstered our capital position, as our preliminary consolidated Tier 1 Leverage ratio equaled 8.8% and Adjusted Tier 1 Leverage (1) ratio exceeded 5%.”
CFO Peter Crawford

1Q24 Client and Business Highlights

•Strong equity markets and organic asset gathering helped total client assets reach a record $9.12 trillion
•Active brokerage accounts increased 3% year-over-year to end March at 35.3 million
•Engagement rebounded with trading volume and margin balances up 15% and 9%, respectively, from 4Q23
•Sentiment improved noticeably as clients were net buyers of securities and increased their exposure to equities
•Schwab recognized as the Best Investing Platform Overall by U.S. News & World Report in 2024 (2)
•Ameritrade – now part of Schwab – was voted #1 in the J.D. Power 2024 U.S. Self-Directed Investor Satisfaction StudySM (3), with Schwab ranking #2 to secure the top two spots; Ameritrade earned top marks for the first time as it benefited from enhancements introduced by Schwab such as its Satisfaction Guarantee and leading service experience
•Schwab selected as a Forbes Best Customer Service 2024 award winner (4)
•Schwab Retirement Plan Services received the highest number of PLANSPONSOR® Best in Class awards for 7 years in a row and received nearly 2x more awards than the nearest qualifying plan provider (5)

	Three Months Ended March 31,		%
Financial Highlights (1)	2024	2023	Change

Net revenues (in millions)	$4,740	$5,116	(7)%
Net income (in millions)
GAAP	$1,362	$1,603	(15)%
Adjusted (1)	$1,469	$1,780	(17)%
Diluted earnings per common share
GAAP	$.68	$.83	(18)%
Adjusted (1)	$.74	$.93	(20)%
Pre-tax profit margin
GAAP	37.9%	41.2%
Adjusted (1)	40.9%	45.8%
Return on average common
stockholders’ equity (annualized)	15%	23%
Return on tangible
common equity (annualized) (1)	39%	83%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

1Q24 Financial Commentary

•While total net revenues declined by 7% versus the prior year, rising equity markets and increased client engagement helped drive 6% sequential top-line growth
•Net interest margin expanded by 13 basis points quarter-over-quarter to 2.02% due to greater margin balance utilization and a decline in outstanding supplemental funding (6)
•Total supplemental funding (6) decreased by $8.8 billion from the prior year-end to finish the quarter at $70.8 billion
•Client transactional sweep cash balances ended March at $399.2 billion – with bank sweep deposits and broker-dealer free credit balances above levels observed immediately prior to the late-2023 seasonal build
•Asset management and administration fees increased by 21% over the prior year to a record $1.3 billion
•Mix shift in client trading activity compressed the average revenue per trade to $2.25, down 5% versus 4Q23
•Year-over-year expenses benefited from the impact of the late-2023 incremental cost savings, with total expenses declining by 2% as acquisition and integration-related costs, amortization of acquired intangibles, and restructuring costs came in 40% lower at $140 million. Exclusive of these items, adjusted total expenses (1) grew by 1% relative to the prior year reflecting higher volume-related costs, including elevated client engagement amid higher market valuations
•Charles Schwab Bank, SSB (CSB) capital ratios continued to build, with preliminary Tier 1 Leverage and adjusted Tier 1 Leverage (1) reaching 10.4% and 5.7%, respectively

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10–12 of this release.
(2) U.S. News & World Report’s Best Investing Platforms award was given on April 8, 2024 and is for 2024-2025. The criteria, evaluation, and ranking were determined by U.S News & World Report. See https://money.usnews.com/investing/best-brokers/methodology for more information. Schwab paid a licensing fee to U.S News & World Report for use of the award and logos.
(3) TD Ameritrade, Inc. (Ameritrade) Member SIPC, a subsidiary of The Charles Schwab Corporation, received the highest score in the do-it-yourself segment of the J.D. Power 2024 U.S. Self-Directed Investor Satisfaction Study of investors’ satisfaction with self-directed investment firms. It is independently conducted, and the participating firms do not pay to participate. Use of study results in promotional materials is subject to a license fee. Visit https://www.jdpower.com/business/awards for more details.
(4) Forbes Best Customer Service 2024 was given on November 16, 2023, and expires January 2, 2025, The criteria, evaluation, and ranking were determined by Forbes partnered with HundredX. See https://www.forbes.com/sites/rachelpeachman/2023/11/09/best-brands-for-customer-service-2024-methodology/ for more information. Schwab paid a licensing fee to Forbes for use of the award and logos.
(5) PLANSPONSOR award was given on February 15, 2024. The criteria, evaluation, and ranking were determined by PLANSPONSOR. See https://www.plansponsor.com/research/2023-best-class-dc-providers/?pagesec=4# for more information. A licensing fee has been paid to PLANSPONSOR for the use of the award logo, however Schwab did not pay any fees to be considered for the award.
(6) Supplemental funding includes repurchase agreements, Schwab Bank Retail Certificates of Deposit (CDs), and Federal Home Loan Bank balances.

Spring Business Update
The company will host its Spring Business Update for institutional investors this morning from 8:00 a.m. - 9:00 a.m. CT, 9:00 a.m. - 10:00 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s momentum, operating model and expense management. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 35.3 million active brokerage accounts, 5.3 million workplace plan participant accounts, 1.9 million banking accounts, and $9.12 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com. TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of Ameritrade Holding LLC. Ameritrade Holding LLC is a wholly owned subsidiary of The Charles Schwab Corporation.

Contact Information

MEDIA
Mayura Hooper, 415-667-1525
public.relations@schwab.com
INVESTORS/ANALYSTS
Jeff Edwards, 415-667-1524
investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net Revenues
Interest revenue	$3,941	$4,016
Interest expense	(1,708)	(1,246)
Net interest revenue	2,233	2,770
Asset management and administration fees	1,348	1,118
Trading revenue	817	892
Bank deposit account fees	183	151
Other	159	185
Total net revenues	4,740	5,116
Expenses Excluding Interest
Compensation and benefits	1,538	1,638
Professional services	241	258
Occupancy and equipment	265	299
Advertising and market development	88	88
Communications	141	146
Depreciation and amortization	228	177
Amortization of acquired intangible assets	130	135
Regulatory fees and assessments	125	83
Other	186	182
Total expenses excluding interest	2,942	3,006
Income before taxes on income	1,798	2,110
Taxes on income	436	507
Net Income	1,362	1,603
Preferred stock dividends and other	111	70
Net Income Available to Common Stockholders	$1,251	$1,533
Weighted-Average Common Shares Outstanding:
Basic	1,825	1,834
Diluted	1,831	1,842
Earnings Per Common Shares Outstanding (1):
Basic	$.69	$.84
Diluted	$.68	$.83
(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q1-24 % change		2024	2023
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-23	Q4-23	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(19)%	5%	$2,233	$2,130	$2,237	$2,290	$2,770
Asset management and administration fees	21%	9%	1,348	1,241	1,224	1,173	1,118
Trading revenue	(8)%	7%	817	767	768	803	892
Bank deposit account fees	21%	5%	183	174	205	175	151
Other	(14)%	8%	159	147	172	215	185
Total net revenues	(7)%	6%	4,740	4,459	4,606	4,656	5,116
Expenses Excluding Interest
Compensation and benefits (1)	(6)%	9%	1,538	1,409	1,770	1,498	1,638
Professional services	(7)%	(5)%	241	253	275	272	258
Occupancy and equipment	(11)%	(20)%	265	331	305	319	299
Advertising and market development	—	(15)%	88	104	102	103	88
Communications	(3)%	(2)%	141	144	151	188	146
Depreciation and amortization	29%	(4)%	228	238	198	191	177
Amortization of acquired intangible assets	(4)%	—	130	130	135	134	135
Regulatory fees and assessments	51%	(54)%	125	270	114	80	83
Other (2)	2%	(52)%	186	386	173	180	182
Total expenses excluding interest	(2)%	(10)%	2,942	3,265	3,223	2,965	3,006
Income before taxes on income	(15)%	51%	1,798	1,194	1,383	1,691	2,110
Taxes on income	(14)%	193%	436	149	258	397	507
Net Income	(15)%	30%	1,362	1,045	1,125	1,294	1,603
Preferred stock dividends and other	59%	(7)%	111	119	108	121	70
Net Income Available to Common Stockholders	(18)%	35%	$1,251	$926	$1,017	$1,173	$1,533
Earnings per common share (3):
Basic	(18)%	35%	$.69	$.51	$.56	$.64	$.84
Diluted	(18)%	33%	$.68	$.51	$.56	$.64	$.83
Dividends declared per common share	—	—	$.25	$.25	$.25	$.25	$.25
Weighted-average common shares outstanding:
Basic	—	—	1,825	1,823	1,821	1,820	1,834
Diluted	(1)%	—	1,831	1,828	1,827	1,825	1,842
Performance Measures
Pre-tax profit margin			37.9%	26.8%	30.0%	36.3%	41.2%
Return on average common stockholders’ equity (annualized) (4)			15%	12%	14%	17%	23%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(35)%	(27)%	$31.8	$43.3	$33.3	$47.7	$49.2
Cash and investments segregated	(16)%	(19)%	25.9	31.8	18.6	25.1	31.0
Receivables from brokerage clients — net	13%	4%	71.2	68.7	69.1	65.2	63.2
Available for sale securities	(28)%	(6)%	101.1	107.6	110.3	125.8	141.3
Held to maturity securities	(8)%	(2)%	156.4	159.5	162.5	166.3	169.9
Bank loans — net	2%	1%	40.8	40.4	40.3	40.1	40.0
Total assets	(12)%	(5)%	468.8	493.2	475.2	511.5	535.6
Bank deposits	(17)%	(7)%	269.5	290.0	284.4	304.4	325.7
Payables to brokerage clients	(4)%	(1)%	84.0	84.8	72.8	84.8	87.6
Other short-term borrowings	18%	27%	8.4	6.6	7.6	7.8	7.1
Federal Home Loan Bank borrowings	(47)%	(9)%	24.0	26.4	31.8	41.0	45.6
Long-term debt	15%	(12)%	22.9	26.1	24.8	22.5	20.0
Stockholders’ equity	17%	3%	42.4	41.0	37.8	37.1	36.3
Other
Full-time equivalent employees (at quarter end, in thousands)	(9)%	(1)%	32.6	33.0	35.9	36.6	36.0
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(35)%	(39)%	$122	$199	$250	$168	$187
Expenses excluding interest as a percentage of average client assets (annualized)			0.14%	0.16%	0.16%	0.15%	0.17%
Clients’ Daily Average Trades (DATs) (in thousands)	1%	15%	5,958	5,192	5,218	5,272	5,895
Number of Trading Days	(2)%	(2)%	61.0	62.5	62.5	62.0	62.0
Revenue Per Trade (5)	(8)%	(5)%	$2.25	$2.36	$2.35	$2.46	$2.44

(1) Fourth quarter of 2023 includes $16 million in restructuring costs. Third quarter of 2023 includes $276 million in restructuring costs.
(2) Fourth quarter of 2023 includes $181 million in restructuring costs.
(3) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(4) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(5) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2024			2023
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$33,791	$454	5.31%	$37,056	$413	4.46%
Cash and investments segregated	29,297	388	5.24%	40,068	432	4.31%
Receivables from brokerage clients	63,804	1,260	7.81%	60,543	1,084	7.16%
Available for sale securities (1)	111,867	594	2.12%	155,791	825	2.12%
Held to maturity securities	157,410	690	1.75%	170,889	746	1.75%
Bank loans	40,529	440	4.36%	40,248	391	3.92%
Total interest-earning assets	436,698	3,826	3.48%	504,595	3,891	3.09%
Securities lending revenue		76			112
Other interest revenue		39			13
Total interest-earning assets	$436,698	$3,941	3.59%	$504,595	$4,016	3.19%
Funding sources
Bank deposits	$274,368	$921	1.35%	$343,105	$618	0.73%
Payables to brokerage clients	68,343	73	0.43%	77,169	75	0.39%
Other short-term borrowings	7,385	103	5.61%	6,917	86	5.05%
Federal Home Loan Bank borrowings	24,857	330	5.27%	24,458	304	5.05%
Long-term debt	25,000	224	3.59%	20,290	139	2.74%
Total interest-bearing liabilities	399,953	1,651	1.65%	471,939	1,222	1.05%
Non-interest-bearing funding sources	36,745			32,656
Securities lending expense		55			22
Other interest expense		2			2
Total funding sources	$436,698	$1,708	1.57%	$504,595	$1,246	1.00%
Net interest revenue		$2,233	2.02%		$2,770	2.19%
(1) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2024			2023
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$499,887	$336	0.27%	$316,391	$213	0.27%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	539,661	107	0.08%	450,581	91	0.08%
Mutual Fund OneSource® and other no-transaction-fee funds	314,576	209	0.27%	222,437	148	0.27%
Other third-party mutual funds and ETFs	605,625	106	0.07%	676,344	133	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,959,749	758	0.16%	$1,665,753	585	0.14%
Advice solutions (1)
Fee-based	$506,133	503	0.40%	$443,027	453	0.41%
Non-fee-based	106,032	—	—	94,469	—	—
Total advice solutions	$612,165	503	0.33%	$537,496	453	0.34%
Other balance-based fees (2)	719,447	69	0.04%	561,788	62	0.04%
Other (3)		18			18
Total asset management and administration fees		$1,348			$1,118
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-24 % Change		2024	2023
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-23	Q4-23	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	(15)%	(5)%	$348.2	$368.3	$353.1	$384.4	$408.5
Bank deposit account balances	(15)%	(7)%	90.2	97.4	99.5	102.7	106.5
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	44%	8%	515.7	476.4	436.3	392.9	357.8
Equity and bond funds and CTFs (2)	26%	10%	206.0	186.7	167.9	172.6	163.1
Total proprietary mutual funds and CTFs	39%	9%	721.7	663.1	604.2	565.5	520.9
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	35%	8%	329.2	306.2	288.0	254.6	244.3
Mutual fund clearing services	23%	6%	248.1	233.4	216.9	220.7	201.7
Other third-party mutual funds (4)	5%	5%	1,182.9	1,126.5	1,055.3	1,150.8	1,123.6
Total Mutual Fund Marketplace	12%	6%	1,760.2	1,666.1	1,560.2	1,626.1	1,569.6
Total mutual fund assets	19%	7%	2,481.9	2,329.2	2,164.4	2,191.6	2,090.5
Exchange-traded funds
Proprietary ETFs (2)	22%	7%	342.9	319.4	286.2	293.2	280.6
Other third-party ETFs	29%	10%	1,676.6	1,521.7	1,352.6	1,381.4	1,297.5
Total ETF assets	28%	10%	2,019.5	1,841.1	1,638.8	1,674.6	1,578.1
Equity and other securities	25%	10%	3,467.7	3,163.5	2,886.4	3,002.7	2,772.2
Fixed income securities	14%	—	779.0	779.7	747.4	722.6	684.7
Margin loans outstanding	13%	9%	(68.1)	(62.6)	(65.1)	(62.8)	(60.5)
Total client assets	20%	7%	$9,118.4	$8,516.6	$7,824.5	$8,015.8	$7,580.0
Client assets by business
Investor Services	21%	7%	$4,852.2	$4,519.1	$4,157.7	$4,267.9	$4,001.9
Advisor Services	19%	7%	4,266.2	3,997.5	3,666.8	3,747.9	3,578.1
Total client assets	20%	7%	$9,118.4	$8,516.6	$7,824.5	$8,015.8	$7,580.0
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(56)%	40%	$34.9	$25.0	$28.6	$36.0	$79.4
Advisor Services (6)	(25)%	29%	53.3	41.3	19.6	36.0	71.3
Total net new assets	(41)%	33%	$88.2	$66.3	$48.2	$72.0	$150.7
Net market gains (losses)			513.6	625.8	(239.5)	363.8	379.5
Net growth (decline)			$601.8	$692.1	$(191.3)	$435.8	$530.2
New brokerage accounts (in thousands, for the quarter ended)	5%	20%	1,094	910	894	960	1,042
Client accounts (in thousands)
Active brokerage accounts	3%	1%	35,301	34,838	34,540	34,382	34,120
Banking accounts	8%	3%	1,885	1,838	1,799	1,781	1,746
Workplace Plan Participant Accounts (7)	9%	1%	5,277	5,221	5,141	5,003	4,845

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of March 31, 2024, off-platform equity and bond funds, CTFs, and ETFs were $30.5 billion, $3.5 billion, and $113.4 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of March 31, 2024, third-party money funds were $1.1 billion.
(5) First quarter of 2024 includes net outflows of $7.4 billion from off-platform Schwab Bank Retail CDs. Fourth quarter of 2023 includes net inflows of $2.4 billion from off-platform Schwab Bank Retail CDs and outflows of $5.8 billion from an international relationship. Third quarter of 2023 includes net inflows of $3.3 billion from off-platform Schwab Bank Retail CDs. Second quarter of 2023 includes an inflow of $12.0 billion from a mutual fund clearing services client and inflows of $7.8 billion from off-platform Schwab Bank Retail CDs. First quarter of 2023 includes inflows of $19.0 billion from off-platform Schwab Bank Retail CDs.
(6) Fourth quarter of 2023 includes outflows of $6.4 billion from an international relationship. Third quarter of 2023 includes an outflow of $0.8 billion from an international relationship.
(7) Beginning in the fourth quarter 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Prior periods have been recast to reflect this change.

The Charles Schwab Corporation Monthly Activity Report For March 2024

	2023										2024			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	33,274	34,098	32,908	34,408	35,560	34,722	33,508	33,053	35,951	37,690	38,150	38,996	39,807	2%	20%
Nasdaq Composite®	12,222	12,227	12,935	13,788	14,346	14,035	13,219	12,851	14,226	15,011	15,164	16,092	16,379	2%	34%
Standard & Poor’s® 500	4,109	4,169	4,180	4,450	4,589	4,508	4,288	4,194	4,568	4,770	4,846	5,096	5,254	3%	28%
Client Assets (in billions of dollars)
Beginning Client Assets	7,380.2	7,580.0	7,631.5	7,650.2	8,015.8	8,241.0	8,094.7	7,824.5	7,653.4	8,180.6	8,516.6	8,558.1	8,879.5
Net New Assets (1)	72.9	13.6	24.6	33.8	12.9	8.1	27.2	5.0	19.2	42.1	14.8	31.7	41.7	32%	(43)%
Net Market Gains (Losses)	126.9	37.9	(5.9)	331.8	212.3	(154.4)	(297.4)	(176.1)	508.0	293.9	26.7	289.7	197.2
Total Client Assets (at month end)	7,580.0	7,631.5	7,650.2	8,015.8	8,241.0	8,094.7	7,824.5	7,653.4	8,180.6	8,516.6	8,558.1	8,879.5	9,118.4	3%	20%
Core Net New Assets (1,2)	53.9	(2.3)	20.7	33.8	13.7	4.9	27.1	11.3	21.7	43.1	17.2	33.4	45.0	35%	(17)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	526.2	530.7	526.3	547.5	560.6	552.2	533.0	522.2	557.0	581.4	584.1	601.8	618.5	3%	18%
Advisor Services (3)	3,369.3	3,394.9	3,377.8	3,527.8	3,619.8	3,554.2	3,448.0	3,380.3	3,604.4	3,757.4	3,780.4	3,902.5	4,009.5	3%	19%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	34,120	34,248	34,311	34,382	34,434	34,440	34,540	34,571	34,672	34,838	35,017	35,127	35,301	—	3%
Banking Accounts	1,746	1,757	1,768	1,781	1,792	1,798	1,799	1,812	1,825	1,838	1,856	1,871	1,885	1%	8%
Workplace Plan Participant Accounts (4)	4,845	4,869	4,962	5,003	5,030	5,037	5,141	5,212	5,212	5,221	5,226	5,268	5,277	—	9%
Client Activity
New Brokerage Accounts (in thousands)	378	331	314	315	303	311	280	284	286	340	366	345	383	11%	1%
Client Cash as a Percentage of Client Assets (5,6)	11.2%	10.8%	10.9%	10.5%	10.2%	10.4%	10.8%	11.2%	10.7%	10.5%	10.5%	10.2%	10.0%	(20) bp	(120) bp
Derivative Trades as a Percentage of Total Trades	22.8%	23.4%	23.5%	23.9%	23.0%	24.4%	24.2%	23.2%	23.1%	21.8%	21.8%	22.2%	21.9%	(30) bp	(90) bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (7)	497,627	493,215	483,438	479,752	466,659	449,483	444,864	438,522	439,118	446,305	443,694	434,822	431,456	(1)%	(13)%
Average Margin Balances	60,848	60,338	60,250	61,543	63,040	64,226	64,014	63,946	61,502	62,309	61,368	63,600	66,425	4%	9%
Average Bank Deposit Account Balances (8)	109,392	104,775	103,149	102,917	102,566	101,928	100,404	97,893	94,991	95,518	95,553	92,075	90,774	(1)%	(17)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (9,10) (in millions of dollars)
Equities	(3,234)	1,126	(1,366)	9,190	7,423	(278)	675	(3,039)	6,099	7,903	8,182	7,624	10,379
Hybrid	(1,641)	(462)	(889)	(903)	(407)	(1,037)	(828)	(1,457)	(1,466)	(1,596)	(501)	(1,330)	(439)
Bonds	6,158	2,575	2,029	3,302	2,515	4,696	2,723	1,094	255	6,104	7,510	9,883	7,561
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (9)	(7,423)	(4,904)	(7,157)	(4,485)	(3,333)	(6,476)	(5,853)	(12,245)	(9,267)	(7,406)	(966)	(1,348)	(1,607)
Exchange-Traded Funds (10)	8,706	8,143	6,931	16,074	12,864	9,857	8,423	8,843	14,155	19,817	16,157	17,525	19,108
Money Market Funds	27,106	6,291	15,256	9,112	7,911	16,869	13,388	16,976	11,670	7,745	11,717	10,129	9,085
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs – including March 2023 which reflects inflows of $19.0 billion from off-platform Schwab Bank Retail CDs issued year-to-date through March 31, 2023. Additionally, 2023 includes outflows from a large international relationship of $0.8 billion in September, $6.2 billion in October, $5.4 billion in November, and $0.6 billion in December, and an inflow of $12.0 billion from a mutual fund clearing services client in April.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Beginning October 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Prior periods have been recast to reflect this change.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Beginning July 2023, client cash as a percentage of client assets excludes brokered CDs issued by Charles Schwab Bank. Prior periods have been recast to reflect this change.
(7) Represents average total interest-earning assets on the Company’s balance sheet.
(8) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(9) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(10) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s first quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below. Beginning in the third quarter of 2023, these adjustments also include restructuring costs, which the Company began incurring in connection with its previously announced plans to streamline its operations to prepare for post-integration of Ameritrade. See Part II – Item 8 – Note 15 of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs
Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.

We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.

Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio
Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for CSB, adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.

Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended March 31,
	2024		2023
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,942	$1,362	$3,006	$1,603
Acquisition and integration-related costs (1)	(38)	38	(98)	98
Amortization of acquired intangible assets	(130)	130	(135)	135
Restructuring costs (2)	28	(28)	—	—
Income tax effects (3)	N/A	(33)	N/A	(56)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,802	$1,469	$2,773	$1,780
(1) Acquisition and integration-related costs for the three months ended March 31, 2024 primarily consist of $17 million of compensation and benefits, and $17 million of professional services. Acquisition and integration-related costs for the three months ended March 31, 2023 primarily consist of $58 million of compensation and benefits, $33 million of professional services, and $4 million of occupancy and equipment.
(2) Restructuring costs for the three months ended March 31, 2024 reflect a change in estimate of $31 million in compensation and benefits, partially offset by $2 million of occupancy and equipment expense and $1 million of other expense for the period. There were no restructuring costs for the three months ended March 31, 2023.
(3) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended March 31,
	2024		2023
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,798	37.9%	$2,110	41.2%
Acquisition and integration-related costs	38	0.8%	98	1.9%
Amortization of acquired intangible assets	130	2.7%	135	2.7%
Restructuring costs	(28)	(0.5%)	—	—
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$1,938	40.9%	$2,343	45.8%

	Three Months Ended March 31,
	2024		2023
	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,251	$.68	$1,533	$.83
Acquisition and integration-related costs	38.02		98.05
Amortization of acquired intangible assets	130.07		135.07
Restructuring costs	(28)	(.01)	—	—
Income tax effects	(33)	(.02)	(56)	(.02)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,358	$.74	$1,710	$.93

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Return on average common stockholders’ equity (GAAP)	15%	23%
Average common stockholders’ equity	$32,493	$27,028
Less: Average goodwill	(11,951)	(11,951)
Less: Average acquired intangible assets — net	(8,196)	(8,724)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,759	1,842
Average tangible common equity	$14,105	$8,195
Adjusted net income available to common stockholders (1)	$1,358	$1,710
Return on tangible common equity (non-GAAP)	39%	83%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	March 31, 2024
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	8.8%	10.4%
Tier 1 Capital	$41,598	$31,944
Plus: AOCI adjustment	(17,568)	(15,297)
Adjusted Tier 1 Capital	24,030	16,647
Average assets with regulatory adjustments	471,116	306,869
Plus: AOCI adjustment	(17,817)	(15,664)
Adjusted average assets with regulatory adjustments	$453,299	$291,205
Adjusted Tier 1 Leverage Ratio (non-GAAP)	5.3%	5.7%